                                                                    Exhibit 21.1


                                  SUBSIDIARIES

                                                                        DATE OF INCORPORATION    JURISDICTION
                                                                        ---------------------    ------------
American Laboratory Associates, Inc.                                            12/22/93            Delaware

AmeriPath Florida, Inc. f/k/a/ D & P Pathology, Inc.                             2/13/96            Florida
  d/b/a  AmeriPath Florida
         American Laboratory Associates
         Derrick and Associates Pathology
         D&P Pathology
         Florida Pathology Associates
         Gulf Coast Pathology Associates
         Volusia Pathology Group
         Dr. Seidenstein, Levine and Associates

AmeriPath Alabama, Inc. f/k/a SkinPath, P.C.                                      1/05/95           Alabama
  d/b/a  SkinPath

AmeriPath Kentucky, Inc. f/k/a Technical Pathology Services, Inc.                 2/02/88           Kentucky
  d/b/a  Pathology Associates

AmeriPath Ohio, Inc.                                                              9/26/96           Delaware

AmeriPath Cincinnati, Inc. f/k/a/ David R. Barron, M.D., Inc.*                   11/01/68           Ohio
  d/b/a  Richfield Laboratory of Dermatopathology

AmeriPath Cleveland, Inc. f/k/a Beno Michel, M.D., Inc.*                          4/15/76           Ohio
  d/b/a  Cutaneous Pathology & Immunofluorescence Laboratory CPI

AmeriPath Texas, Inc. f/k/a Freeman-Cockerell Laboratories, Inc.                  3/02/94           Texas
  d/b/a  Freeman-Cockerell Laboratories

AmeriPath Mississippi, Inc. f/k/a Sturgis, Henderson & Proctor                   12/30/70           Mississippi
 Pathology Laboratory, P.A.
  d/b/a  Sturgis, Henderson & Proctor Pathology Laboratory

AmeriPath Indiana, Inc. f/k/a Colab, Inc.                                        11/28/94           Indiana

AmeriPath 5.01(a) Corporation**                                                   2/07/97           Texas
  d/b/a  Freeman-Cockerell Laboratories

DFW 5.01(a) Corporation**                                                         7/21/97           Texas
  d/b/a  UniPath
         Plano Pathology Associates
         Dallas Pathology Associates
         Arlington-Mansfield Pathology Associates
         AmeriPath Dallas

AmeriPath Indianapolis, LLC*                                                     08/28/97           Indiana
  d/b/a  Colab, Inc.

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 *The record holder is a trust of which AmeriPath, Inc. is the grantor and the sole beneficiary.
**Non-Profit Corporation of which AmeriPath, Inc. is the sole member.